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                                                                     EXHIBIT 5.1


                                  June 10, 1997


Onyx Acceptance Financial Corporation
   on behalf of
Onyx Acceptance Grantor Trust 1997-2
c/o   Onyx Acceptance Financial Corporation
      8001 Irvine Center Drive
      Irvine, California 92618

      Re:   Onyx Acceptance Grantor Trust 1997-2
            Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel for Onyx Acceptance Grantor Trust 1997-2 (the "Trust"), in connection with the proposed issuance by the Trust of its Pass-Through Certificates (the "Pass-Through Certificates") to be issued pursuant to a Pooling and Servicing Agreement, among Onyx Acceptance Financial Corporation, as seller (the "Seller"), Onyx Acceptance Corporation, as servicer (the "Servicer") and Bankers Trust Company, in its capacity as the trustee of the Trust (the "Trustee"). The Pooling and Servicing Agreement, in the form filed with the Securities and Exchange Commission on June 10, 1997 as an exhibit to the above-referenced registration statement (as so amended, the "Registration Statement") on Form S-1 under the Securities Act of 1933, as amended (the "1933 Act"), is herein referred to as the "Agreement."

         We have examined originals or copies, certified or otherwise identified to our satisfaction, the form of Agreement and the form of Pass-Through Certificates included therein, and such other documents, records, certificates of the Trust and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Agreement as completed for the Pass-Through Certificates will be duly executed and delivered by each of the parties thereto; that the Pass-Through Certificates as completed will be duly executed and delivered substantially in the forms contemplated by the Agreement; and that the Pass-Through Certificates will be sold as described in the Registration Statement.


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Onyx Acceptance Grantor Trust 1997-2
June 10, 1997
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         Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Pass-Through Certificates are in due and proper form and, assuming the due authorization, execution and delivery of the Agreement by the Seller, the Servicer and the Trustee and the due authorization of the Pass-Through Certificates by all necessary action on the part of the Trustee, when the Pass-Through Certificates have been validly executed, authenticated and issued in accordance with the Agreement and delivered against payment therefor, the Pass-Through Certificates will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the Agreement in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding therefor may be brought.

         The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the States of California and New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

         We consent to the use and filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                  Very truly yours,

                                                  /s/ Andrews & Kurth L.L.P.